UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2008

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

One of our directors, Eustace W. Mita, has resigned from the Board of Directors effective December 4, 2008. Mr. Mita was previously the Chairperson of our Nominating and Corporate Governance Committee and the remaining members of that Committee have assumed those responsibilities until the Board determines a successor Chairperson. The remaining eleven member Board maintains its majority of independent directors.

Management Incentive Plans

Our Chief Executive Officer, Roger S. Penske, and our President, Robert H. Kurnick, Jr., previously were granted the opportunity to earn a performance based award relating to calendar 2008 under our Management Incentive Plan. The maximum potential payouts for these awards were $3.0 million and $0.3 million, respectively, in the form of restricted stock grants, and were based on various performance objectives. In recognition of the Company's ongoing cost curtailment efforts, each of Mr. Penske and Mr. Kurnick have agreed to forgo any amounts ultimately payable under those awards.

Director Compensation

Each of our non-employee Board members are entitled to a cash annual fee ranging from $40,000 to $50,000. In recognition of the Company's ongoing cost curtailment efforts, each of the non-employee Board members also have agreed to forgo $10,000 of that cash annual fee payable in 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

December 5, 2008	By:	Shane M. Spradlin

Name: Shane M. Spradlin
Title: SVP and General Counsel